UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

Gulfport Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 252-4600

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GPOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Agreement Amendment

On September 2, 2021, Gulfport Energy Corporation (the “Company”) and Timothy Cutt agreed that, effective immediately, Mr. Cutt will fully assume the role of the Company’s Chief Executive Officer, dropping the “Interim” designation from his title.

The Company and Mr. Cutt are party to a letter agreement, effective May 17, 2021, that sets forth the terms and conditions of Mr. Cutt’s employment as Interim Chief Executive Officer of the Company (the “CEO Agreement”). In connection with Mr. Cutt’s new role as Chief Executive Officer of the Company, the Company and Mr. Cutt have entered into an amendment to the CEO Agreement (the “Amendment”). The Amendment was approved by the Board of Directors of the Company and is effective as of September 2, 2021.

Pursuant to the Amendment, the employment term of the CEO Agreement was extended to provide an indefinite term, subject to either party’s ability to terminate Mr. Cutt’s employment at any time. In addition, the Amendment also removes the potential cash payments previously provided under the CEO Agreement to be paid on the occurrence of a “Change of Control” (as defined in the Company’s 2021 Stock Incentive Plan) on or prior to May 17, 2022, and provides for a severance payment upon a termination of Mr. Cutt’s employment by the Company without “Cause” (as defined in the CEO Agreement) following a Change of Control, subject to his execution and non-revocation of a release of claims in favor of the Company, in an amount equal to three times the sum of Mr. Cutt’s (x) then-current base salary plus (y) target bonus for the year in which such termination occurs, payable in a lump sum on the sixtieth day following such termination. Such severance is subject to forfeiture and clawback if Mr. Cutt breaches any of the restrictive covenants contained in the CEO Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and to the text of the CEO Agreement, which was filed as Exhibit 10.4 to the Company’s Current report on Form 8-K filed on May 17, 2021.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1*	CEO Agreement Amendment by and among Timothy Cutt and Gulfport, effective as of September 2, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2021	Gulfport Energy Corporation

	By:	/s/ Patrick Craine
	Name:	Patrick Craine
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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